                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(A) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(a)(2))
[X] Definitive Materials
[ ] Soliciting Material Pursuant to Section 240.14a-2

                          NAPCO SECURITY SYSTEMS, INC.

--------------------------------------------------------------------------------
         (Name of Registrant as Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         (1)   Title of each class of securities to which transaction applies:

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         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)   Proposed maximum aggregate value of transaction:

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         (5)   Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously Paid:

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         (2)   Form, Schedule or Registration Statement No.:

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

         (3)   Filing Party:

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         (4)   Date Filed:

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

                          NAPCO SECURITY SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be Held on April 16, 2004

Dear Fellow Stockholder:

                  The Annual Meeting of the Stockholders of Napco Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 333 Bayview Avenue, Amityville, New York, on Friday, April 16, 2004, at 4:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

                  1. to elect three directors to serve for a term of three years and until their successors are elected and qualified; and

                  2. to transact such other business as may properly come before the Meeting or any adjournments thereof.

                  Only stockholders of record at the close of business on March 1, 2004 are entitled to notice and to vote at the Meeting or any adjournment thereof.

                                             By order of the Board of Directors,

                                                Richard Soloway
                                                Secretary

March 8, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                          NAPCO SECURITY SYSTEMS, INC.
                               333 BAYVIEW AVENUE
                           AMITYVILLE, NEW YORK 11701

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 2004

INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock") of Napco Security Systems, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting following Fiscal Year 2003, to be held on April 16, 2004, and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy were first mailed to the stockholders on or about March 8, 2004. A copy of the 2003 Annual Report of the Company, including financial statements, is being mailed herewith.

         Only stockholders of record at the close of business on March 1, 2004 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 3,444,216 shares of Common Stock.

         On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on: Item 1, the election of three (3) directors; and the transaction of any other business as may properly come before the Meeting and require a vote of the Stockholders.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

                  ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining if there is a quorum

         THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

ITEM 1

                              ELECTION OF DIRECTORS

         Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Paul Stephen Beeber, Randy B. Blaustein and Donna Soloway, currently directors, who have been nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders in 2006 and until his successor is elected and qualified.

         Mr. Beeber, Mr. Blaustein and Ms. Soloway have consented to serve if elected. Three directors are to be elected by a plurality of the votes cast at the Meeting. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

         The Board of Directors is divided into three classes. At the upcoming Annual Meeting one class will stand for election for the term ending the Annual Meeting of Stockholders following Fiscal Year 2006. The terms of the other two classes of continuing directors do not expire until the Annual Meetings of Stockholders after fiscal year end 2004 and 2005, respectively. The names of, and certain information concerning, the nominees of the Board of Directors and such other directors are set forth below:

                                     Principal Occupation;
                                     Five-Year Employment
                                         History and                 Director
     Name and Age                    Other Directorships              Since
     ------------                    -------------------              -----
Nominees to serve until
Annual Meeting of
Stockholders following
Fiscal Year 2006:

Paul Stephen Beeber       Licensed Attorney in New York               2004
       (59)               State since 1970, focusing on
                          elder law, estate planning and
                          real estate; member of Suffolk
                          County Bar Association

                          Principal of R.B. Blaustein & Co.           1985
Randy B. Blaustein        since December 2000; Partner of
       (52)               Blaustein, Greenberg & Co. July
                          1991 - November 2000; Attorney engaged as
                          a sole practitioner since October 1980,
                          specializing in

                          business and tax matters, and author of
                          six books and numerous articles.

Donna Soloway             Board of Directors of Security              2001
    (55)                  Industry Association (SIA); Chair
                          of Awards Committee since 1993;
                          Director and Secretary of SAINTS
                          (Safety, Awareness and
                          Independence Now Through
                          Security) Foundation, Inc.; and
                          Monthly Columnist for SECURITY
                          DEALER magazine since 1992.  Ms.
                          Soloway is the wife of Richard
                          Soloway, the Chairman and
                          President of the Company.

Directors to serve until
Annual Meeting of
Stockholders following
Fiscal Year end 2004:

Richard Soloway           Chairman of the Board of                    1972
      (57)                Directors since October 1981;
                          President since 1998; Secretary
                          since 1975.

Kevin S. Buchel           Senior Vice President of Operations and     1998
      (51)                Finance since April 1995; Treasurer
                          since May 1998.

Directors to serve until
Annual Meeting of
Stockholders following
Fiscal Year end 2005:

Andrew J. Wilder          Officer of Israeloff, Trattner &            1995
      (52)                Co., independent certified public
                          accountants, since 1990.

Arnold Blumenthal         V.P. of Government Security News            2001
      (76)                and Executive Director of MBFAA.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. BEEBER, MR. BLAUSTEIN AND MS. SOLOWAY.

CORPORATE GOVERNANCE AND BOARD MATTERS

INDEPENDENCE OF DIRECTORS

         The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined by the applicable NASDAQ Listing Standards. The four independent directors are Paul Stephen Beeber, Randy B. Blaustein, Arnold Blumenthal and Andrew J. Wilder.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

         The Board maintains three standing committees: Audit, Compensation/Stock Option, and Nominating. The Audit, Compensation/Stock Option and Nominating Committees are each currently composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

         During fiscal 2003, the Board held four meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member. Directors are expected to attend the Company's annual meetings of stockholders. All directors except Mr. Beeber, who was elected a director in March 2004, attended the last annual meeting of stockholders in 2002.

      NAPCO maintains an investor relations section on its website, www.napcosecurity.com, setting forth the Company's committee charters (including those for the Audit and Nominating Committees).

AUDIT COMMITTEE

         The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company's financial statements, (2) the Company's independent auditor's qualifications and independence, and (3) the performance of the Company's internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company's annual proxy statement.

         The Audit Committee has the authority to obtain advice and assistance from, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held four meetings in fiscal year 2003. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber (who replaced Randy B. Blaustein on March 3, 2004) and Arnold Blumenthal, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.

The report of the Audit Committee is included in this proxy statement on page 7. The charter of the Audit Committee was included in the 2002 proxy statement as an Appendix A.

COMPENSATION/STOCK OPTION COMMITTEE

         The Compensation/Stock Option Committee assists the Board in discharging its responsibilities relating to compensation of the Company's chief executive officer and other executives. The Committee determines individuals to be granted options under the Employee Stock Option Plan and Non Employee Stock Option Plan, the number of shares to be subjected to option and the terms of the options and interprets provisions of such plans. The Committee also renders its report on executive compensation for inclusion in the Company's annual proxy statement.

         The Compensation/Stock Option Committee held four meetings in fiscal year 2003. The report of the Compensation/Stock Option Committee is included in this proxy statement on page 13.

NOMINATING COMMITTEE

         The Nominating Committee reviews and makes recommendation to the Board regarding potential candidate for nomination as director.

         The Nominating Committee held one meeting in fiscal year 2003. The current members of the Nominating Committee are Arnold Blumenthal (Chairman), Andrew Wilder and Randy B. Blaustein.

NOMINATION OF DIRECTORS

         The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates are screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

         The Company's general criteria for the nomination of director candidates, include the following:

         - the candidates' personal and professional ethics, integrity and values,

         -  mature judgment,

         -  management, accounting or finance industry and technical knowledge,

         - demonstrated skills in his/her area of present or past professional, business responsibility,

         -  an ability to work effectively with others,

         -  sufficient time to devote to the affairs of the Company and

         -  freedom from conflicts of interest.

STOCKHOLDER NOMINEES

         The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

             Chair
             Nominating Committee
             c/o Secretary
             Napco Security Systems, Inc.
             333 Bayview Ave.
             Amityville, NY 11701

         Mr. Beeber was elected a director on March 3, 2004. He was recommended to the Nominating Committee by Richard Soloway.

COMMUNICATIONS WITH THE BOARD

         You can contact any Director by writing to such Director:

             c/o Secretary
             Napco Security Systems, Inc.
             333 Bayview Ave.
             Amityville, NY 11701

         The Secretary will promptly forward any communication unaltered to the Director.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors:

1. reviewed and discussed the Company's audited financial statements for the fiscal years ended June 30, 2003 and 2002 with management and representatives of Marcum & Kliegman LLP ("M&K");

2. discussed with M&K the matters required to be discussed by SAS 61, as modified or supplemented; and

3. received the written disclosures and letter from M&K required by Independence Standards Board Standard No. 1 and discussed M&K's independence with representatives of M&K.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended June 30, 2003 and 2002 be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the Securities and Exchange Commission.

         The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached to the Company's 2002 Proxy Statement.

Date: February 24, 2004

                                    The Audit Committee:

                                            Andrew J. Wilder
                                            Randy Blaustein
                                            Arnold Blumenthal

COMPENSATION OF DIRECTORS

         The directors who are not officers receive $1,000 for each Board of Directors meeting and $1,000 for each Audit Committee meeting that they attend in person or by telephone conference call, except Mr. Wilder, who is chairman of the Audit Committee, receives $2,000 for attending each Audit Committee meeting. For the fiscal year ended June 30, 2003, Mr. Blaustein, Mr. Wilder, Mr. Blumenthal and Ms. Soloway received $8,000, $12,000, $8,000 and $4,000, respectively in director's fees and committee fees.

         During the fiscal year ended June 30, 2003, the Company retained Mr. Blaustein as special counsel for certain general business and tax related matters. Fees for such services were $9,200.

COMPLIANCE WITH SECTION 16

         Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 ("reporting person"), failed to file on a timely basis one or more reports during such fiscal year except that Richard Soloway was late on filing one Form 4, reporting one transaction, due to a delay in obtaining certain necessary codes for EDGAR filing.

INFORMATION CONCERNING EXECUTIVE OFFICERS

         Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. There are no family relationships between any director or officer of the Company, except Richard Soloway and Donna Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, the period during which they have served in these positions and, where applicable, their positions in any other organizations during the last five years.

                           Position and Office with the Company, Term of Office
Name and Age                         and Five-Year Employment History
------------               ----------------------------------------------------
Richard Soloway            Chairman of the Board of Directors since October 1981;
     (57)                  President Since 1998; and Secretary since 1975.

Kevin S. Buchel            Senior Vice President of Operations and Finance since
     (51)                  April 1995; Treasurer since May 1998.

Jorge Hevia                Senior Vice President of Corporate Sales and
     (45)                  Marketing since May 1999; Vice President of Corporate
                           Sales and Marketing since October 1998; Vice
                           President of National Sales of Schieffelin and
                           Somerset Company from December 1993 to October 1998.

Michael Carrieri           Senior Vice President of Engineering Development
     (46)                  since May 2000; Vice President of Engineering
                           Development from September 1999 to May 2000; Vice
                           President of Engineering of Chyron Corp. April 1998
                           to August 1999; Vice President of Engineering of
                           Boundless Technologies from February 1990 until
                           March 1998.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation information for the President and Chief Executive Officer of the Company and for each of the Company's three most highly compensated other executive officers who received compensation in excess of $100,000 and were serving at the end of fiscal year 2003.

SUMMARY COMPENSATION TABLE


                                                                                     Long-Term Compensation
                                                   Annual Compensation               ----------------------
                                                   -------------------         Restricted
                                                              Other Annual       Stock                    LTIP       All Other
Name and Principal Position   Fiscal Year   Salary    Bonus   Compensation(1)    Awards    Options/SARS  Payouts  Compensation(2)
---------------------------   -----------   ------    -----   ---------------  ----------  ------------  -------  ---------------
Richard Soloway, Chairman        2003      $443,457  $75,000      $27,455                    125,000/0               $  838
of the Board of Directors,       2002      $450,637        -      $22,433          -          25,000/0       -       $  784
President,Secretary              2001      $432,134  $50,000      $11,990          -          50,000/0       -       $  734

Kevin S. Buchel, Senior          2003      $183,196  $33,525      $ 6,738                      5,000/0               $1,811
Vice President of Operations     2002      $185,842  $30,000      $ 6,690          -          10,000/0       -       $1,678
and Finance and Treasurer        2001      $152,949  $60,000      $ 6,291          -                 -       -       $1,908

Jorge Hevia,                     2003      $202,230  $33,525      $ 7,200                      5,000/0               $1,903
Senior Vice President of         2002      $192,269  $10,000      $ 7,260          -          10,000/0       -       $1,816
Corporate Sales and              2001      $182,308  $20,000      $ 7,081          -                 -       -       $2,015
Marketing

Michael Carrieri,                2003      $183,999  $23,467      $ 5,250                      5,000/0               $1,820
Senior Vice President of         2002      $175,269  $17,500      $    60          -          10,000/0       -       $1,671
Engineering Development          2001      $166,953  $35,000      $    61          -                 -       -       $1,902

(1) Messrs. Soloway, Buchel, Hevia and Carrieri received $8,073, $7,040, $6,367; $138, $90, $91; $60, $60, $61; $90, $60 and $61, respectively for health and life insurance for fiscal years 2003, 2002 and 2001. Messrs. Soloway, Buchel, Hevia and Carrieri received $19,382, $15,393, $5,623; $6,600, $6,600, $6,200;
$7,200, $7,200, $7,020; $5,250, $0, and $0, respectively, for automobile expenses for fiscal years 2003, 2002 and 2001.

(2) Company 401(k) Plan Contributions.

         OPTION GRANTS, OPTION EXERCISES AND OUTSTANDING OPTIONS

         The following tables summarize option grants and exercises during fiscal 2003 to or by the named executive officers and the value of the fiscal 2003 granted options, if any, held by such persons at the end of fiscal 2003.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

         Individual Grants

                                                                          Potential Realizable Value at Assumed
                                Percent of                                     Annual Rates of Stock Price
                               Total Options     Exercise or                 Appreciation for Option Term(2)
                  Options  Granted to Employees  Base Price   Expiration     -------------------------------
      Name        Granted      in Fiscal Year       ($/Sh)       Date       5% ($)                   10% ($)
----------------  -------  --------------------  -----------  ----------    ------                   -------
Richard Soloway    25,000            16%           $ 9.65       2/27/13   $116,000                 $  327,500
                  100,000            62%           $10.16       6/26/13   $489,000                 $1,381,000

Kevin S. Buchel     5,000             3%           $ 9.50      12/20/12   $ 29,850                 $   75,700

Jorge Hevia         5,000             3%           $ 9.50      12/20/12   $ 29,850                 $   75,700

Michael Carrieri    5,000             3%           $ 9.50      12/20/12   $ 29,850                 $   75,700

-------

(1) Options generally become exercisable in cumulative annual installments of 20% commencing on the date of grant. Options generally terminate upon the earlier of the cessation of employment with the Company or the tenth anniversary of the date of the grant.

(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% annually from the date options are granted.

        AGGREGATED OPTION EXERCISES IN LAST YEAR AND FY-END OPTION VALUES

                                                               Value of
                                            Number of         Unexercised
                                           Unexercised        In-the-Money
                     Shares                Options at          Options at
                    Acquired    Value      FY-End (#)          FY-End ($)
                  on Exercise  Realized   Exercisable/        Exercisable/
      Name            (#)        ($)      Unexercisable      Unexercisable
----------------  -----------  --------  ---------------  -------------------
Richard Soloway           -          -   290,000/135,000  $1,625,150/$144,600

Kevin S. Buchel      15,000    $44,475     29,000/16,000  $   165,976/$60,794

Jorge Hevia           5,000    $24,300     40,600/16,000  $   229,312/$60,794

Michael Carrieri          -          -     25,000/15,000  $   141,136/$54,584

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with Richard Soloway and Jorge Hevia. The agreement with Mr. Soloway, entered into on June 26, 2003 for a five year period, provides for an annual salary of $453,235 as adjusted by inflation, certain incentive compensation if earned according to a formula to be determined by the Board of Directors, and 100,000 stock options that vest 20% per year or upon a change in control, as defined in the agreement. In addition, if during the term there should be a change in control, then the employee shall be entitled to terminate the term and his employment thereunder, and the employer shall pay the employee, as a termination payment, an amount equal to 299% of the average of the prior five calendar year's compensation, subject to certain limitations. Mr. Hevia's agreement, entered into September 15, 1998 for a two-year period, provides for an annual salary of $215,000 with certain bonus provisions, including those based on sales and profits. During fiscal year 2003 Michael Carrieri had an agreement that provided for an annual salary of $194,481 with certain bonus provisions including those based on sales and profits. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

BOARD COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Compensation/Stock Option Committee of the Board of Directors is made up of Randy B. Blaustein (Chairman), Andrew J. Wilder and Arnold Blumenthal. The Committee considers and establishes compensation for the management of the Company.

Overview and Philosophy

         The Compensation/Stock Option Committee uses its compensation program to achieve the following objectives:

         - increasing the profitability and net worth of the Company and, accordingly, increasing stockholder value;

         - providing compensation that will enable the Company to attract and retain high quality employees and reward superior performance;

         - providing management with incentives related to the success of the Company; and

         - providing management with long-term equity incentives through stock options.

         The Company believes that its executive compensation program provides an overall level of compensation that is competitive within the electronic security products industry and among companies of comparable size and complexity.

Procedures for Establishing Compensation

         At the beginning of each year, the Compensation/Stock Option Committee establishes an annual salary plan for the Company's senior executive officers, in some cases based on employment agreements with such officers.

         In fiscal 2003, as in the past several years, the Compensation/Stock Option Committee set compensation at the start of the year and reviewed it approximately mid-way through the year. The initial compensation recommendation, consisting of salary and performance-based incentive compensation, is based in part upon a survey of comparably sized companies. The Compensation/Stock Option Committee uses this survey to determine the competitiveness of base salary and incentive opportunities at the Company and to evaluate the relative mix of salary and incentive compensation.

Executive Officer Compensation Program

         The Company's executive compensation program consists of base salary, annual incentive cash compensation, commissions, long-term equity incentives in the form of stock options and various benefits such as medical insurance and 401(k) savings plan generally available to employees of the Company. The amount of perquisites, as determined in accordance with rules promulgated by the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2003.

Base Salary

         Base compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and or comparable size and success as the Company. In addition to external market data, salary is determined by the Company's financial performance and the individual's performance based on predetermined, non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his ability to motivate others, develop the necessary skills as the Company grows, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

Short-Term and Long-Term Compensation

         Annual incentive compensation and long-term incentive compensation, in comparison to base salary, are more highly tied to the Company's success in achieving financial performance goals. Annual cash bonuses are paid primarily on the basis of attainment of financial, sales, and production goals of the Company. The officers do not vote on their own compensation.

         Long-term incentive compensation, through stock options, enables executives to develop a long-term stock ownership position in the Company. In addition to considering an individual's past performance, the Company's desire to retain an individual is of paramount consideration in the determination of stock option grants.

         Stock options are granted at an option price equal to fair market value on the date of grant and generally vest over a five-year period in order to encourage key employees to continue in the employ of the Company. Accordingly, stock options are intended to retain and motivate executives to improve long-term stock market performance.

Summary of Compensation of Chief Executive Officer

         In 2003, the Committee entered into an employment agreement with Mr. Soloway based on competitive information. The agreement includes a base salary and provides for a performance bonus at the discretion of the Committee. The base salary is adjusted using a formula tied into the Consumer Price Index and the bonus is based upon, but not limited to, such performance indicators as net sales, EBITDA, net income and various financial ratios. In addition, Mr. Soloway was granted options in fiscal 2003 in accordance with such factors and the principles described above for grants to other executive officers.

Date: March 1, 2004

                  Compensation/Stock Option Committee:  Randy Blaustein
                                                        Andrew J. Wilder
                                                        Arnold Blumenthal

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table, together with the accompanying footnotes, sets forth information as of February 26, 2004 regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the named owner has sole voting and investment power over shares listed.

                                              Amount and Nature
                                                of beneficial                         Percent of
Beneficial Owner                                  Ownership                        Common Stock [a]
----------------                                  ---------                        ----------------
Richard Soloway
c/o the Company
333 Bayview Avenue
Amityville, NY 11701                            1,229,976 [b]                            33.6%

Dimensional Fund                                  226,650 [c]                             6.2%
    Advisors, Inc.

Kevin S. Buchel                                    69,001 [b]                             1.9%

Jorge Hevia                                        54,600 [b]                             1.5%

Randy B. Blaustein                                 38,500 [b]                             1.1%

Michael Carrieri                                   33,000 [b]                              .9%

Andrew J. Wilder                                   16,300 [b]                              .4%

Donna Soloway                                       5,400                                  .1%

All executive officers and                      1,446,777 [d]                            39.5%
directors as a group (7 in number)

-------

[a] Percentages are computed on the basis of 3,658,616 shares, which consists of 3,432,616 shares of Common Stock outstanding on February 26, 2004, plus 226,000, the number of shares that a person has the right to acquire directly or indirectly within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

[b] This number includes the number of shares that a person has a right to acquire directly or indirectly within sixty (60) days (Soloway - 85,000, Buchel
- 38,000, Hevia - 38,000, Blaustein - 16,000, Carrieri - 33,000, and Wilder -
16,000).

[c] Based on information from Securities and Exchange as of December 31, 2003, a form 13G was filed with the SEC by Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, CA 90401 ("DFAI") reporting beneficial ownership and sole voting power as to 226,650 shares of Common Stock of the Company, owned by advisory clients. As to all of such shares, DFAI disclaims beneficial ownership of all such securities.

[d] This number of shares includes (i) 1,220,777 shares as to which officers and directors have sole voting and investment power, and (ii) 226,000 shares that a person has the right to acquire directly or indirectly within sixty (60) days.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

                              Fiscal Year 2003            Fiscal Year 2002
                              ----------------            ----------------
                              KPMG        M&K              KPMG      M&K
                              ----        ---              ----      ---
Audit Fees(1)
         Billed             $237,000    $150,000          $87,000       (1)
         Paid               $ 70,000    $150,000          $87,000       (1)

Audit Related Fees(2)              -           -                -        -

Tax Fees(3)                        -           -                -        -

All Other Fees(4)
         Billed             $ 15,000    $      0          $15,000  $     0
         Paid               $ 15,000    $      0          $15,000  $     0

--------------------

         (1) Audit Fees. The Company was billed $237,000 and paid $70,000 to date and was billed and paid $87,000 to KPMG LLP ("KPMG") for professional services rendered for the audit of the Company's financial statements for fiscal years 2003 and 2002, respectively. The Company was billed $150,000 by Marcum & Kliegman LLP ("M&K") for professional services rendered for the audit of the Company's financial statements for fiscal years 2003 and 2002.

         (2) Audit Related Fees. There were no fees paid by the Company to KPMG or M&K for professional services for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of Napco's financial statements and are not reported under Item 9(e)(i) of Schedule 14 A in fiscal years 2003 and 2002, respectively.

         (3) Tax Fees. There were no fees paid by the Company to KPMG or M&K for professional services rendered by the principal accountants for tax compliance, tax advice and tax planning for fiscal years 2003 and 2002, respectively.

         (4) All Other Fees. The Company was billed and paid approximately $15,000 to KPMG for services other than those described above, including services related to the audit of the company's employee benefit plan and reporting by the Company and its subsidiaries to the Securities and Exchange Commission for fiscal years 2003 and 2002, respectively. The Company was not billed by M&K for services other than those described above, including services related to the audit of the company's employee benefit plan and reporting by the Company and its subsidiaries to the Securities and Exchange Commission for fiscal years 2003 and 2002, respectively.

         The Audit Committee has considered whether the provision of the services described above under the headings "Audit Related Fees", "Tax Fees" and "All Other Fees" is compatible with maintaining the auditor's independence and determined that it is. All of the services described in Items 9(e)(2) through 9(e)(4) of Schedule 14A were approved by the Audit Committee pursuant to paragraph c(7)(i)(C) of Rule 2-01 of Regulation S-X.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

RELATED TRANSACTIONS

         In May of 1998 the Company repurchased 889,576 shares of Napco common stock for $5.00 per share from one of its co-founders, Kenneth Rosenberg. $2.5 million was paid at closing with the balance of the purchase price to be paid over a four (4) year period. The portion of the purchase price paid at closing was financed by the Company's primary bank and is to be repaid over a five (5) year period. At the closing, Mr. Rosenberg retired as President and Director of the Company but will be available to the Company pursuant to a consulting agreement. The repurchase agreement also provides that Mr. Rosenberg will not compete with the Company for a ten (10) year period.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph sets forth the Company's total shareholder return index as compared to the NASDAQ index and a NASDAQ electronic component stock industry index.

                              [PERFORMANCE CHART]

               ACTUAL:                               INDEXED:
--------------------------------------  ----------------------------------
Fiscal                           Peer   Fiscal                      Peer
 Year        NAPCO    NASDAQ    Group*   Year     NAPCO   NASDAQ   Group*
------       -----    ------    ------   ----     -----   ------   -------
Jun-99       3.500     900.720  55.516  Jun-99   100.000  100.000  100.000

Jun-00       3.688   1,331.820  21.602  Jun-00    71.951  212.428   54.926

Jun-01       4.790     723.860  23.738  Jun-01    93.463  115.457   60.358

Jun-02       7.100     493.110  13.835  Jun-02   138.537   78.652   35.178

Jun-03       9.460     547.490  12.930  Jun-03   270.286   60.784   23.291

  The Peer Group
  consists of:

  American Medical
     Alert Corp.
  Honeywell, Inc.
  (includes Ademco)
  Tyco International
  Ltd. (includes
  Digital Security
  Controls Limited)
  Vicon Industries,
  Inc.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

On December 15, 2003, the Company engaged Marcum & Kliegman LLP ("M&K") as the independent public accountants for the Company and its subsidiaries principal independent accountants, replacing KPMG LLP, who were dismissed on the same day. The Board of Directors had previously appointed KPMG LLP as the independent accountants for the Company and its subsidiaries for its 2003 fiscal year. The change was approved by the Company's audit committee and board of directors. The Company has not consulted with M&K during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor for the fiscal years 2003 and 2002 audits regarding the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

         On July 9, 2002 the Board of Directors of Company dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants and appointed KPMG to serve as its independent public accountants. These actions were taken at the recommendation of the Company's Audit Committee. Andersen had served as the Company's independent public accountants since 1993. None of Andersen's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2001 and 2000 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

         During the fiscal years ended June 30, 2001 and 2000 and through the date of dismissal, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the fiscal years ended June 30, 2001 and 2000 and through the date of engagement of KPMG, the Company did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided Andersen with a copy of the Company's annual report on Form 10-K for the year ended June 30, 2002 and requested that Andersen furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in such report, and if not, stating the respects in which it does not agree. Andersen had indicated to the Company that Andersen no longer issues such letters.

         Services provided by M&K during and for the 2003 and 2002 fiscal years consisted of audit and non-audit related services. These services included the audit of the consolidated financial statements of the Company and services related to reporting by the Company and its subsidiaries to the Securities and Exchange Commission.

         M&K has been retained for fiscal year 2004. A representative of M&K will be present at the Annual Meeting to make a statement if he desires and to respond to appropriate questions presented at the Meeting.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
                           AND NOMINATION OF DIRECTORS

         From time to time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the 2004 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2004 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 333 Bayview Avenue, Amityville, New York 11701 not later than June 1, 2004. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2004 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than September 13, 2004.

         Pursuant to the Company's by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company not less than sixty (60) days prior to the date of meeting.

EXPENSES OF SOLICITATION

         The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Dated: March 8, 2004                          By Order of the Board of Directors
                                                      Richard Soloway
                                                      Secretary

                          NAPCO SECURITY SYSTEMS, INC.

                               333 Bayview Avenue
                           Amityville, New York 11701

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NAPCO SECURITY SYSTEMS, INC. hereby appoints Messrs. Richard Soloway and Kevin S. Buchel, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation, to be held on Friday, April 16, 2004 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.

         This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE (3) DIRECTORS (ITEM 1); AND AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION AND IN THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked at any time prior to the voting thereof.

                   (Please date and sign on the reverse side.)

                                      PROXY

The Board of Directors recommends a Vote FOR Item 1.

Item 1.  Election of Three Directors:

         Paul Stephen Beeber
         FOR [ ] WITHHOLD [ ]

         Randy B. Blaustein
         FOR [ ] WITHHOLD [ ]

         Donna Soloway
         FOR [ ] WITHHOLD [ ]
                                                Dated:__________________________
                                                ________________________________
                                                ________________________________
                                                     Signature or Signatures

                                                Please sign exactly as your name
                                                appears at the left. Executors,
                                                administrators, trustees,
                                                guardians, attorneys and agents
                                                should give their full titles
                                                and submit evidence of
                                                appointment unless previously
                                                furnished to the Corporation or
                                                its transfer agent.